                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                        _______________________________


                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (date of earliest event reported): October 2, 1997 (September 30,
1997)



                              THE BIBB COMPANY
             (Exact name of registrant as specified in its charter)

             DELAWARE                                         0-21661                        58-2253133
(State or other jurisdiction of incorporation)    (Commission File Number)  (IRS Employer Identification No.)

         100 GALLERIA PARKWAY
         17TH FLOOR
         ATLANTA, GEORGIA                                                                    30339
    (Address of principal executive offices)                                               (Zip Code)



Registrant's telephone number, including area code: 770-644-7000


________________________________________________________________________________

         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.
         ------------

     On September 30, 1997, the Board of Directors of The Bibb Company (the "Company") declared a dividend distribution of one right (a "Right") for each share of Common Stock, par value $.01 per share (the "Common Shares"), of the Company outstanding at the close of business on October 15, 1997 (the "Record Date"), pursuant to the terms of a Rights Agreement, dated as of September 30, 1997 (the "Rights Agreement"), between the Company and American Stock Transfer & Trust Company, as Rights Agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company's treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit 4 hereto and incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit C to the Rights Agreement.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         ---------------------------------

     (a) Financial Statements of Business Acquired:  None
         -----------------------------------------

     (b) Pro Forma Financial Information:  None
         -------------------------------

     (c) Exhibits:
         --------

         Exhibit
         Number     Exhibit
         ------     -------

         4 Rights Agreement (including a Form of Certificate of Designation of Series A Junior Participating Preferred Stock as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit C thereto)


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                    THE BIBB COMPANY



                    By:  /s/ Michael L. Fulbright
                         ----------------------------------------------------
                         Michael L. Fulbright,
                         President and Chief Executive Officer

Dated: October 2, 1997

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                               INDEX TO EXHIBITS
                               -----------------


 EXHIBIT
 NUMBER    EXHIBIT
 --------  -------

    4 Rights Agreement (including a Form of Certificate of Designation of Series A Junior Participating Preferred Stock as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit C thereto)


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